                                                                   Exhibit 10.31



                              AMENDMENT NO. 4 TO
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT



          THIS AMENDMENT NO. 4 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment No. 4") is made as of the 15th day of May, 1998 by and among HOME HEALTH CORPORATION OF DELAWARE, INC., a Delaware corporation ("Borrower"); CORESTATES BANK, N.A., a national banking association ("CoreStates") and the other banks identified on the signature pages hereto (each individually a "Bank" and individually and collectively, "Banks"); and CoreStates as agent for the Banks ("Agent").



                                 WITNESSETH:
                                 ----------



          WHEREAS, Borrower, Banks and Agent are parties to that certain Third Amended and Restated Credit Agreement dated March 13, 1997, as amended (as amended from time to time, including by this Amendment No. 4, the "Credit Agreement"); and



          WHEREAS, Home Health Corporation of America, Inc. ("Parent") and certain of its subsidiaries other than Borrower have executed (or joined in) that certain Amended and Restated Guaranty dated March 13, 1997 (as amended from time to time, the "Guaranty") in favor of Banks in connection with the Credit Agreement; and



          WHEREAS, Borrower has provided Banks with information that it is in default under the financial covenants set forth in Paragraphs 5.15 and 5.16 of the Credit Agreement as of March 31, 1998 and anticipates that it will be in default under such financial covenants as of June 30, 1998;



          WHEREAS, Borrower has requested, and the Banks have agreed to, subject to the terms and conditions hereof, certain amendments and waivers under the Credit Agreement as set forth herein.



          NOW, THEREFORE, in consideration of the premises and the agreements herein set forth and intending to be legally bound hereby, the parties hereto agree as follows:


          1.  Definitions.
              -----------


              a.  General Rule.  Unless otherwise defined herein, terms used
                  ------------
herein which are defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement.


              b.  Additional Definitions.  The following definitions are hereby
                  ----------------------
added to Section 1 of the Credit Agreement to read in their entirety as follows:

               "Additional Fee Termination Date" means the earlier of (i) March
                -------------------------------
          31, 2000, (ii) the date on which the Additional Restructuring (as defined in Amendment No. 4) becomes effective, or (iii) for any time period following June 30, 1998, the date on which the Borrower delivers to the Agent a Compliance Certificate showing that the ratio of Funded Debt to Adjusted EBITDA for the Parent and its consolidated Subsidiaries is equal to or less than 2.75 to 1.



                   "Amendment No. 4" means the Amendment No. 4 to Credit
                    ---------------
          Agreement by and among Borrower, Agent and Banks.



               "Professional Fees" means fees and disbursements of: counsel to
                -----------------
          the Company, counsel to the Banks, the consultants required to be retained by the Company pursuant to Paragraph 21(b) of Amendment No. 4, the consulting arm of Coopers & Lybrand, and the consultants retained by the Banks pursuant to Paragraph 16(d) of Amendment No. 4, as to which the Companies have submitted to Agent invoices, and evidence of payment thereof or a request for an advance under the Revolving Loan to pay such invoice, not to exceed in the aggregate Five Hundred Thousand Dollars ($500,000).



               "Security Agreement" means the Security Agreement executed and
                ------------------
          delivered by Borrower and Guarantors in favor of Agent, for the benefit of Banks, pursuant to Paragraph 20(b) of Amendment No. 4.



               "Temporary Additional Fee" means the Temporary Additional Fee
                ------------------------
          required pursuant to Paragraph 4 of Amendment No. 4.



               c.  Amended Definitions.  The following definitions set forth in
                   -------------------
Section 1 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:



               "Loan Documents" means the Agreement, the Note, the Pledge
                --------------
          Agreements, the Guaranty, the Subordination Agreements, the Security Agreement and the other documents and agreements executed and delivered in connection with the Agreement, including all amendments and modifications thereto and all schedules and exhibits thereto as in effect from time to time.



               "EBITDA" means, for any period, the sum of  net income for such
                ------
          period as defined in accordance with GAAP, plus (i) interest paid in cash, (ii) original issue discount paid in cash, (iii) taxes, (iv) depreciation and amortization, (v) charges related to extinguishment of debt, (vi) write-off of expenses associated with the registration statement filed in November 1996 (not to exceed $300,000), (vii) charges associated with Permitted Acquisitions accounted for as a pooling of interests for such period, (viii) for any calculation thereof which includes the fiscal quarter ended June 30, 1997, the amount of non-recurring charges taken during that quarter and deducted in calculating net income (i.e., a $3.0 million charge to reflect an increase in bad debt reserves and a $1.1 million restructuring charge), (ix) for any calculation thereof which includes the fiscal quarter ended December 31, 1997, the write-off of goodwill and the non-recurring restructuring and merger charges taken during that quarter as reflected in the 10-Q for the Parent, (x) for any calculation thereof which includes the fiscal quarter ended June 30, 1998, the non-recurring restructuring charges taken during that quarter, not to exceed $1,500,000, and (xi) for any calculation thereof from the date of Amendment No. 4 through July 31, 1998, the amount of Professional Fees paid in such period in, each case as defined in accordance with GAAP and to the extent each has been deducted in determining net income.



               "Funded Debt" means, as of the date of determination, the sum of
                -----------
          (i) the aggregate amount available to be drawn under outstanding Letters of Credit and the aggregate amount of all unreimbursed draws under Letters of Credit, plus (ii) the aggregate outstanding principal amount of all Indebtedness for: (a) borrowed money (other than trade Indebtedness incurred in the normal and ordinary course of business for value received), provided, that Funded Debt shall not include the amount of Indebtedness under the Loan which has been advanced to pay Professional Fees after the date of Amendment No. 4 through July 31, 1998; (b) the purchase price for installment purchases of real or personal property; (c) the principal portion of Capital Leases; and
          (d) guaranties of Funded Debt of others; in each case without duplication.



          2.  Restructuring.  Banks and the Borrower acknowledge and agree that
              -------------
Banks will consider an additional amendment to the Credit Agreement, which amendment shall include amendments to the financial covenants as applicable after June 30, 1998 and such terms and conditions in connection therewith as Required Banks and Borrower shall mutually agree (the "Additional Restructuring"). Borrower and Banks will negotiate in good faith to execute such Additional Restructuring by August 15, 1998, however, Borrower understands and agrees that, except with respect to the permitted additional borrowing as expressly set forth in Paragraph 17(b) hereof, Banks have not made any determination whether they are willing to continue to lend to the Borrower, or on what terms they might be willing to lend to Borrower or enter into the Additional Restructuring, and there is no obligation of any nature on the part of the Banks or any of them to enter into an Additional Restructuring, to waive any Defaults or Events of Default that may arise after the date hereof, or to permit any additional advances under the Credit

Agreement prior to entering into such Additional Restructuring.



          3.  Interest Periods.  Notwithstanding the definition of "Interest
              ----------------
Period" set forth in Paragraph 2.6 of the Credit Agreement, the Interest Period with respect to any Libor Portion commencing after the date of this Amendment No. 4 shall be one month.



          4.  Temporary Additional Fee.  Commencing on the date that Amendment
              ------------------------
No. 4 becomes effective and continuing through the Additional Fee Termination Date, the Borrower shall pay to the Agent for the benefit of the Banks the Temporary Additional Fee. The Temporary Additional Fee shall be calculated on a monthly basis on the average daily outstanding balance of the Loan during such month and shall be payable, in arrears, on the first day of each calendar month, commencing on June 1, 1998. With respect to periods through August 15, 1998, the Temporary Additional Fee shall be calculated at a rate of .0416% per
month.   Notwithstanding the foregoing, in the event that the Additional Fee
Termination Date has not occurred on or prior to August 15, 1998, then from and after August 16, 1998 through September 15, 1998 the Temporary Additional Fee
shall be calculated at a rate of .0625% per month.   In the event that the
Additional Fee Termination Date has not occurred on or prior to September 15, 1998, then from and after September 16, 1998 through the Additional Fee Termination Date the Temporary Additional Fee shall be calculated at a rate of
 .0834% per month, it being understood and agreed that from and after the Additional Fee Termination Date, the obligation of the Borrower to pay the Temporary Additional Fee (except for the amount thereof that is accrued but
unpaid as of such Additional Fee Termination Date) automatically expires.   The
amount of the Temporary Additional Fee shall be pro rated for any portion of a
month for which it is due.   The Agent shall distribute the amount received by
it from the Borrower on account of the Temporary Additional Fee to the Banks in accordance with each Bank's Pro Rata Share.



          5.  Amendment to Paragraph 2.7(a) (Revolving Loan, RSD Loan or LHS
              --------------------------------------------------------------
Loan Advance Request).  Subparagraph (i) of Paragraph 2.7(a) of the Credit
---------------------
Agreement is hereby amended and restated to read in its entirety as follows:



               (i) the aggregate amount of the requested Advance, which shall be in the amount of $250,000 or a multiple of $50,000 in excess thereof;



          6.  Amendment to Paragraph 5.9 (Insurance).  Paragraph 5.9 of the
              --------------------------------------
Credit Agreement is hereby amended and restated to read in its entirety as follows:



               5.9  Insurance.  Keep and maintain all of its property and assets
                    ---------
          in good order and repair and fully covered by insurance with reputable and financially sound insurance companies against such hazards and in such amounts as is customary in the industry, under policies requiring the insurer to furnish reasonable notice to Agent and opportunity to cure any non-payment of premiums prior to termination of coverage, and cause Agent, on behalf of Banks, to be named as lender loss payee thereunder; and provide to Agent upon its request copies of all insurance binders and policies with respect thereto.



          7.  Amendment to Paragraph 5.15 (Maximum Funded Debt to Adjusted
              ------------------------------------------------------------
EBITDA Ratio).  Paragraph 5.15 of the Credit Agreement is hereby amended and
-------------
restated to read in its entirety as follows:



               5.15.  Maximum Funded Debt to Adjusted EBITDA Ratio.  Maintain as
                      --------------------------------------------
          of the end of each fiscal quarter set forth in the left hand column below a ratio of (i) Funded Debt of Parent and its consolidated Subsidiaries to (ii) Adjusted EBITDA, of not greater than the ratio set forth in the right hand column below:


               Fiscal Quarters Ended       Ratio
               ---------------------       -----
               6/30/98                   7.64 to 1
               9/30/98 and  12/31/98     2.75 to 1
               3/31/99 and thereafter    2.50 to 1



          8.  Amendment to Paragraph 5.16 (Fixed Charge Coverage Ratio).
              ---------------------------------------------------------
Paragraph 5.16 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:



               5.16.  Fixed Charge Coverage Ratio.  Maintain as of the end of
                      ---------------------------
          each fiscal quarter set forth in the left hand column below a consolidated Fixed Charge Coverage Ratio of not less than the ratio set forth in the right hand column below:



               Fiscal Quarters Ended         Ratio
               ---------------------         -----

               6/30/98                       0.78 to 1
               9/30/98 and thereafter        1.00 to 1



          9.  Amendment to Paragraph 5.20 (Joinders).  Paragraph 5.20 of the
              --------------------------------------
Credit Agreement is hereby amended and restated to read in its entirety as follows:



               5.20  Joinders.  If any Inactive Subsidiary becomes active or if
                     --------
          a new Subsidiary is formed or acquired, the Companies shall (a) cause such Subsidiary to execute and deliver a joinder to the Guaranty and the Security Agreement and such other documents as Agent may reasonably require, and (b) execute and deliver or cause to be executed and delivered to Agent, for the benefit of Banks, a Pledge Agreement or amendment to Pledge Agreement to pledge the shares or partnership interests, as applicable, of such Subsidiary to Agent for the benefit of Banks, together with UCC financing statements, secretary's certificates, all share certificates together with stock powers signed in blank, opinions of counsel, and such other documents, instruments and agreements as Agent, on behalf of Banks, shall reasonably request in connection therewith.



          10.  Additional Paragraph 5.23 (Additional Collateral).  A new
               -------------------------------------------------
Paragraph 5.23 is hereby added to the Credit Agreement to read in its entirety as follows:



               5.23  Additional Collateral.  In addition to the grant of a lien
                     ---------------------
          in the accounts receivable and other assets of the Companies under the Security Agreement required pursuant to Paragraph 20(b) of Amendment No. 4, execute, deliver and record, at any time upon Agent's request and in form and substance satisfactory to Agent, any of the following instruments as additional Collateral for the Loan or to perfect security interests in previously granted collateral, subject (in the case of clauses (i) to (iv) below) to receipt of any required consents and approvals in connection therewith, which the Companies shall use commercially reasonable efforts to obtain: (i) mortgages on any of the Companies' real estate and certificates of title encumbrances against any of their vehicles, (ii) assignments of leases of real or personal property leased by any of the Companies from or to others,
          (iii) specific assignments of easements, licenses, permits, certificates of compliance and certificates of approval issued by regulatory authorities, franchises or like grants of authority or service agreements, and (iv) any other assignments or agreements specifically covering any of the Companies' properties or assets. Agent is hereby irrevocably appointed as each Company's attorney-in-fact to execute any such documents and instruments in such Company's name and on such Company's behalf, and to do all such acts and things which Agent may deem necessary to effectuate the foregoing. The Companies acknowledge and agree that the foregoing power is coupled with an interest and is irrevocable.



          11.  Additional Paragraph 5.24 (Minimum EBITDA).  A new Paragraph 5.24
               ------------------------------------------
is hereby added to the Credit Agreement to read in its entirety as follows:



               5.24.  Minimum EBITDA.  Maintain EBITDA for the month of June,
                      --------------
          1998 and each month thereafter through August, 1998 (determined based on the unaudited Company prepared profit and loss statements delivered pursuant to Paragraph 5 of Amendment No. 3 and Paragraph

          16(c) of Amendment No. 4) in an amount not less than the greater of
          (A) ninety-five percent (95%) of the projected EBITDA as set forth in the financial projections delivered pursuant to Paragraph 16(a) of Amendment No. 4, and (B) the amount set forth below with respect to such month:


                    Month          Amount
                    -----          ------

                    June         $1,108,000
                    July         $  554,000
                    August       $  775,600


          12.  Amendment to Paragraph 6.4 (Liens).  Paragraph 6.4 of the Credit
               ----------------------------------
Agreement is hereby amended to include an exception for the liens in favor of Agent or Banks pursuant to the Security Agreement or any other Loan Document.



          13.  Amendment to Paragraph 6.6 (Restricted Payments).
               ------------------------------------------------
Notwithstanding the amendments and waivers set forth in this Amendment No. 4, and as an express condition thereto, the Companies shall not be permitted to make any Restricted Payments from and after April 30, 1998, and in furtherance thereof Paragraph 6.6 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:



               6.6.  Restricted Payments.  Make any Restricted Payments.
                     -------------------



          14.  Amendment to Paragraph 6.7 (Transfer of Assets; Liquidation).
               ------------------------------------------------------------
Paragraph 6.7 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:



               6.7.  Transfer of Assets; Liquidation.
                     -------------------------------



                    (a) Sell, lease, transfer or otherwise dispose of all or any portion of its assets, real or personal, other than such transactions in the normal and ordinary course of business for value received; or



                    (b) discontinue, liquidate, or change in any material respect any substantial part of the operations or business(es) of the Companies, taken as whole.



          15.  Amendment to Paragraph 6.8 (Acquisitions and Investments).
               ---------------------------------------------------------
Paragraph 6.8 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:



               6.8.  Acquisitions and Investments.  Purchase or otherwise
                     ----------------------------
          acquire (including without limitation by way of share exchange) any part or amount of the capital stock, partnership interests, or assets of, or make any investments in, any other firm or corporation or any instruments or securities thereof, including without limitation any Permitted Investments; or enter into any new business activities or ventures not directly related to its present business; or merge or consolidate with or into any other firm or corporation; or create any Subsidiary; provided, however that in the absence of a Default or an Event of Default at such time and if such transaction will not give rise to a Default or an Event of Default, the Companies may, upon not less than ten (10) Business Days' prior written notice to Agent describing such transactions in reasonable detail, engage in mergers or consolidations of wholly-owned Subsidiaries of Parent with other wholly-owned Subsidiaries of Parent, and form wholly-owned Subsidiaries for purposes of such corporate reorganization, subject in all cases to compliance with the requirements of Paragraph 5.20 of the Credit Agreement.



          16.  Additional Reporting; Audits, etc.
               ----------------------------------



               a. Prior to June 1, 1998, Borrower shall deliver to Agent a business plan, including financial projections of Parent and its consolidated Subsidiaries, to include income statements, balance sheets, statements of cash flows and accounts receivable on a net basis, covering each month from June, 1998 through September, 1998 and each quarterly period thereafter through the Revolving Commitment Termination Date, certified by the President of Borrower as representing a good faith, reasonable projection of the financial condition and operations of Parent and its consolidated Subsidiaries as of the dates and for the periods covered thereby. Prior to June 15, 1998, Borrower shall deliver to Agent income statements, balance sheets, statements of cash flows and accounts receivable on a net basis for each of the months of October through December, 1998.



               b. In addition to any other information and reports required pursuant to the Credit Agreement, the Companies shall furnish to Agent the following reports from and after the date of this Amendment No. 4, in form and substance satisfactory to Agent:



                  (1) prior to the close of business on Monday of each week, cash flow projections for such week and the three following weeks; and



                  (2) prior to the close of business on Wednesday of each week, a cash collection report and reconciliation of actual to projected cash flows with respect to the previous week.



                  (3) prior to the close of business on Wednesday of each week, an accounts payable aging report as of the end of the prior week.


Any report that is due pursuant to the foregoing provisions on a day that is not a Business Day may be delivered by the close of business on the next succeeding Business Day.

               c. The requirements of Paragraph 5 of Amendment No. 3 are hereby amended as follows:



                   (1) The monthly visit trend report and cash collection report shall be delivered within 45 days after month end with respect to any month end that is also a fiscal quarter or fiscal year end.



                   (2) Simultaneously with the delivery of the monthly profit and loss statements and accounts receivable aging, the Companies shall deliver a balance sheet for such month. The monthly profit and loss statement, balance sheet and accounts receivable aging shall be delivered within 45 days after month end with respect to any month end that is also a fiscal quarter or fiscal year end. Each monthly balance sheet, and each profit and loss statement with respect to a month end that is also the fiscal year end, may be a draft prepared in good faith by the Companies.



               d. Borrower acknowledges and agrees that Agent shall engage, itself and/or through its counsel, in each case at the expense of Borrower, one or more independent consultants and/or auditors (which, in the case of items (3) and (4) below shall be BDO Seidman or a regional firm (excluding firms with their chief office in New York)), to undertake reviews of the Companies on behalf of the Banks, with respect to the following:



                   (1) To review and evaluate the Companies' business plan delivered by the Companies pursuant to Paragraph 16(a) hereof.



                   (2) To audit and verify the cost cuts implemented by the Companies as described by the Companies to the Banks and as reflected in financial projections provided by the Companies.



                   (3) To review and analyze the reserve and write-off policies with respect to receivables prepared by the Companies, and audit the receivables of the Companies.



                   (4) To audit the Companies' assumptions and calculations with respect to reimbursement rates, including without limitation with respect to the Medicare Interim Payment System as applicable to the Companies.



          The Companies shall afford such consultants and/or auditors access at any reasonable time upon reasonable notice to the books and records of the Companies, and permit such consultants and/or auditors to make extracts thereof and to discuss contents of same and any of the matters described above with senior officers of Parent and also with outside auditors, accountants and consultants of Parent, including without limitation the consultants hired by the Companies pursuant to Paragraph 21(b) hereof.



          17.  Waivers; Restrictions on Advances; Additional Conditions.
               --------------------------------------------------------



               a. Waiver. Banks hereby waive the defaults by Borrower as of
                  ------
March 31, 1998 under Paragraph 5.15 (Maximum Funded Debt to Adjusted EBITDA Ratio) and Paragraph 5.16 (Maximum Fixed Charge Coverage Ratio) as in effect prior to the date hereof; provided, that nothing herein shall be construed as a waiver of any defaults existing on the date hereof and arising after March 31, 1998, or any future defaults, under Paragraph 5.15 or Paragraph 5.16 or any other provisions of the Credit Agreement.



               b.  Restriction on Advances.  From and after the date of this
                   -----------------------
Amendment No. 4, (i) no Advance shall be made under the Acquisition Commitment,
(ii) Borrower may not make any adjustment in the commitment amounts under Paragraph 2.1(e) of the Credit Agreement, and (iii) no additional advances shall be made under the Revolving Credit Commitment, provided, however, that prior to July 31, 1998, in the absence of an Event of Default or Default under the Credit Agreement (as amended hereby) and subject to the terms of the Credit Agreement, additional advances may be made under the Revolving Credit Commitment up to an aggregate amount outstanding at any time under the Revolving Credit Commitment not to exceed $84,775,956.56 plus the amount of Professional Fees (as reduced from time to time pursuant to Paragraph 17(c) below, the "Availability Cap"), provided further, however, that no such advances may be used to make any Restricted Payments, or earn-out payments or other payments to sellers in connection with acquisitions. The Companies hereby represent and warrant to the Banks that no Restricted Payments, or earn-out payments or other payments to sellers in connection with acquisitions, have been made after April 30, 1998 or will be made hereafter without the consent of Required Banks. Each request for an Advance under the Credit Agreement shall constitute a reaffirmation of the foregoing representations and warranties. The Companies acknowledge and agree that Banks are relying on the foregoing representations and warranties as a material condition to their agreement to this Amendment No. 4 and to each Advance under the Credit Agreement.



               c.  Mandatory Prepayments.  Immediately upon receipt thereof,
                   ---------------------
Borrower shall pay to Agent, for application to the Loan, any lump-sum payments, cost report adjustments or proceeds of sales of assets other than in the ordinary course of business consented to by Required Banks pursuant to Paragraph
6.7 of the Credit Agreement, and any other payments received by the Companies not reflected in the projected cash flows of the Companies attached hereto as Exhibit A, together with accrued and unpaid interest on the amount so repaid and all amounts due pursuant to Paragraph 2.6(g) of the Credit Agreement. Notwithstanding Paragraph 2.9 of the Credit Agreement, any such payment shall be applied to the Revolving Loan, and shall reduce the Availability Cap by the principal amount of such payment and may be reborrowed only with the approval of Required Banks.

          18.  Amendment Fee.  Borrower shall pay to each Bank that executes
               -------------
this Amendment No. 4 an amendment fee in the amount of 15 basis points on such Bank's Maximum Principal Amount.



          19.  Representations and Warranties.  Borrower and Guarantors hereby
               ------------------------------
represent and warrant to Banks as follows:



               a.  Representations.  The representations and warranties set
                   ---------------
forth in Section Three of the Credit Agreement (other than those made only as of a specific date) and in the other Loan Documents are true and correct in all material respects as of the date hereof; no Event of Default or Default under the Credit Agreement is in existence except as expressly waived pursuant to Paragraph 17(a) hereof; and there has been no event or circumstance since March 13, 1997, which has caused or is reasonably likely to cause a Material Adverse Effect.



               b.  Power and Authority; Enforceability.  Each Company has the
                   -----------------------------------
power and authority under the laws of its state of organization and its organizational documents to enter into and perform, to the extent applicable to it, this Amendment No. 4 and all documents and agreements required in connection herewith, including without limitation the Security Agreement (collectively, the "Amendment Documents"); all actions necessary or appropriate for the execution and performance by the Companies of the Amendment Documents have been taken; and such Amendment Documents, and the Credit Agreement as amended hereby, and the other Loan Documents, constitute the legal, valid and binding obligations of the Companies, to the extent each is a party thereto, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally.



               c.  No Violation of Laws or Agreements.  The making and
                   ----------------------------------
performance of the Amendment Documents and actions required of the Companies hereunder will not violate any provisions of any federal, state or local law or regulation, or result in any breach or violation of, or constitute a default under, any agreement by which any Company or its property may be bound.



               d.  Perfection of Security Interest. Upon the filing of the
                   -------------------------------
financing statements in all jurisdictions identified in Exhibit A to the Security Agreement, no further action, including any filing or recording of any document, is necessary in order to establish, perfect and maintain Banks" first priority security interests in the assets covered by the Security Agreement, except for the periodic filing of continuation statements with respect to financing statements filed under the Uniform Commercial Code of applicable jurisdiction.



          20.  Conditions Precedent to Effectiveness of Amendment.  This
               --------------------------------------------------
Amendment No. 4 shall be effective upon Agent's receipt of the following documents and satisfaction of the following conditions, each in form satisfactory to Banks:

               a.  Amendment No. 4.  This Amendment No. 4, duly executed by
                   ---------------
Borrower, Guarantors, Banks and Agent.



               b.  Security Agreement.  A Security Agreement by Borrower and
                   ------------------
Guarantors granting to Agent, for the benefit of Banks, a first priority security interest in and lien upon all of the assets of Borrower and Guarantors, subject only to those liens permitted pursuant to Paragraph 6.4 of the Credit Agreement and to such exceptions as shall be permitted by Agent in writing, together with UCC financing statements against the Companies in all jurisdictions identified in Exhibit A to the Security Agreement or otherwise reasonably requested by Agent.



               c.  Secretary's Certificates.  A certificate of the secretary or
                   ------------------------
assistant secretary of each Company (i) attaching the governing documents of such Company, certificates of good standing and appropriate authorizing resolutions relating to this Amendment No. 4 and the other Amendment Documents, and (ii) certifying as to the incumbency and true and correct signature of the authorized officers of such Company.



               d.  Opinion.  An opinion of counsel to the Companies in form and
                   -------
substance satisfactory to Agent and its counsel, covering the matters set forth in Paragraph 19 (b), (c) and (d) above, subject to such qualifications and exceptions as shall be acceptable to Agent and its counsel.



               e.  Certificates of Insurance.  Certificates of insurance
                   -------------------------
evidencing the insurance required pursuant to Paragraph 5.9 of the Credit Agreement and naming Agent, on behalf of Banks, as lender loss payee thereunder.



               f.  List of Creditors.  A complete and accurate list of
                   -----------------
creditors of the Company other than trade creditors, including all outstanding sellers in acquisitions which include earn-out provisions or deferred payments, subordinated creditors, and other creditors, with the name, address and telephone number of each such creditor.



          21.  Additional Covenants.
               --------------------



               a.  Third Party Agreements.  The Companies shall use commercially
                   ----------------------
reasonable efforts to:



                   (1)  Renegotiation of Earn-Outs and Other Seller Payments.
                          ----------------------------------------------------
Negotiate agreements satisfactory to Agent with respect to the subordination, restructuring, forgiveness or conversion to equity of earn-out payments and other payments due by the Companies to Sellers in connection with acquisitions consummated by the Companies.



                   (2)  Collateral Documents.  Obtain landlord and mortgagee
                        --------------------
consents and waivers and such other documents and instruments as shall be reasonably requested by Agent in order to establish, perfect or protect the interests of Agent and Banks.



                   (3)  Confirmations of Subordination.  Obtain a confirmation
                        ------------------------------
from each subordinated creditor under Subordinated Debt of the Companies as to the subordination of such Subordinated Debt under the terms reflected in this Amendment No. 4.



               b.  Financial Consultants.  The Companies shall retain
                   ---------------------
consultants from an independent Big 6 accounting firm (which shall not be Coopers & Lybrand or Price Waterhouse) acceptable to Agent to provide the functions of a chief financial officer and related functions, to be available on a daily basis, including to coordinate and manage the flow and communication of financial information, and to assist in the implementation of the restructuring of the Companies and other aspects of the Companies' business plan. Such consultant shall be engaged by June 1, 1998, to commence work not later than five (5) Business Days after being engaged. Such consultant may be terminated after commencement of work by a Chief Financial Officer for the Companies, with the approval of the Board of Directors and five (5) Business Days' prior written notice to Agent. Coopers & Lybrand shall continue to perform its engagement to assist in the preparation of financial projections and business plans for the Companies, including review and testing of underlying assumptions.



               c.   Good Standing.  Take all such steps as shall necessary for
                    -------------
all of the Companies to be in good standing in their jurisdiction of formation by June 15, 1998; provided, that it shall not be a violation of this subsection
(c) if the Companies have taken all such actions by June 15, 1998 but the applicable state has not placed the Company in good standing



          22.  Affirmation.  Borrower and Guarantors hereby affirm all of the
               -----------
provisions of the Credit Agreement, as amended (including by this Amendment No.
4) and the other Loan Documents and agree that the terms and conditions of the Credit Agreement as amended (including by this Amendment No. 4) and the other Loan Documents shall continue in full force and effect as supplemented and amended hereby. The Companies acknowledge and agree that they shall perform all of their obligations under the Loan Documents and this Amendment No. 4, and that the Companies do not have, shall not assert and hereby voluntarily waive any claim, right, defense, setoff, cause of action or counterclaim that would permit any of the Companies to avoid or reduce, in whole or in part, any of such obligations. The Companies further acknowledge and agree that, in addition to any other Defaults or Events of Default as defined under the Credit Agreement, any failure on their part to perform any of the obligations under this Amendment No. 4 or any failure to satisfy any of the conditions of this Amendment No. 4 shall, without notice to any person or entity, constitute a Default and Event of Default under the Credit Agreement.



          23.  Release.  Each of the Companies does hereby forever and finally
               -------
release, relieve, acquit, remise and discharge Agent and each of the Banks, and their respective subsidiaries, affiliates, successors, predecessors, and assigns, and respective past and present employees, officers, directors, agents, representatives, attorneys, accountants and shareholders, each in its individual and representative capacities (collectively, the "Releasees"), from any and all losses, claims, debts, liabilities, demands, obligations, promises, acts, omissions, agreements, costs and expenses, damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, that any such Company may have against any such Releasee, whether arising before or after the date of this Amendment No. 4, relating to all things up to and including the date hereof. The Companies hereby acknowledge and agree that it is their intention through this Paragraph 23 to fully, finally and forever release each of such Releasees described herein from all those matters released herein, and all claims related thereto, which do now exist, may exist or heretofore have existed, relating to all things up to and including the date hereof. The Companies expressly intend that this Paragraph 23, and the releases contained herein, shall be binding on any assigns and/or successors-in-interest to the parties hereto.



          24.  Miscellaneous.
               -------------



               a. This Amendment No. 4 shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.



               b. Borrower agrees to reimburse Agent for all reasonable costs and expenses (including but not limited to, reasonable attorneys' fees and reasonable disbursements, including without limitation the cost of searches and filing fees) which Agent may pay or incur in connection with the preparation of this Amendment No. 4 and the preparation or review of other documents executed or delivered in connection herewith.



               c. All terms and provisions of this Amendment No. 4 shall be for the benefit of and be binding upon and enforceable by the respective successors and assigns of the parties hereto.


               d. This Amendment No. 4 may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document and each such counterpart shall be deemed an original.



               e. Except as expressly set forth in Paragraph 17(a) above, the execution, delivery and performance of this Amendment No. 4 shall not effect a waiver of any right, power or remedy of Agent or Banks under applicable law or under the Credit Agreement, any other Loan Document and the agreements and documents executed in connection therewith or constitute a waiver of any provision thereof.



          IN WITNESS WHEREOF, the undersigned by their duly authorized officers, have executed this Amendment No. 4, effective as of the day and year first written above.

                                        HOME HEALTH CORPORATION OF
Attest:                                 DELAWARE, INC.
By:  /s/ Fred J. Nicholas           By: /s/ Bruce J. Feldman
   ----------------------               ----------------------
   Name: Fred J. Nicholas               Name:  Bruce Feldman
   Title:Chief Operating Officer        Title: President



                                    CORESTATES BANK, N.A., for itself and as
                                        Agent

                                    By: /s/ Elizabeth D. Morris
                                       --------------------------
                                       Name: Elizabeth D. Morris
                                       Title:Vice President



                                    FIRST UNION NATIONAL BANK
                                    By: /s/ Ann M. Dodd
                                       ------------------
                                       Name: Ann M. Dodd
                                       Title:Senior Vice President



                                    PNC BANK, NATIONAL ASSOCIATION
                                    By: /s/ Susan J. Karakantas
                                       ---------------------------
                                       Name: Susan J. Karakantas
                                       Title:Vice President



                                    SUNTRUST BANK, CENTRAL FLORIDA,
                                       N.A.
                                    By: /s/ Ivy L. Bidler
                                       ---------------------
                                       Name: Ivy L. Bidler
                                       Title:First Vice President



                                    TORONTO DOMINION (NEW YORK), INC.
                                    By: /s/ Jorge A. Garcia
                                       --------------------
                                       Name: Jorge A. Garcia
                                       Title:Vice President



                                    FLEET NATIONAL BANK
                                    By:___________________________
                                       Name:
                                       Title:

          The undersigned Guarantors hereby acknowledge that they have read and agree that they shall be bound by the foregoing Amendment No. 4, including without limitation Paragraphs 22 and 23 thereof, affirm the representations set forth in Paragraph 19 thereof, and agree that the Guaranty and the Pledge Agreements continue in full force and effect, and guarantee and secure all obligations under the Credit Agreement, as amended thereby:



HOME HEALTH CORPORATION OF              HOME HEALTH CORPORATION OF
AMERICA, INC.                           AMERICA, INC. - TAMPA NURSING
PENNSYLVANIA HOME HEALTH                PENNSYLVANIA HOME HEALTH
SERVICES/PHILADELPHIA, INC.             SERVICES/SUBURBAN, INC.
PENNSYLVANIA HOME HEALTH                HHCA, INC. - DELAWARE
SERVICES/NORTHEAST, INC.                HHCA - SERVICE CO.
PENNSYLVANIA HOME CARE, INC.            HOME HEALTH CORPORATION OF
HOME CARE MEDICAL SUPPLY AND            AMERICA, INC. - EASTERN SHORE
EQUIPMENT, INC.                         HOME HEALTH SYSTEMS, INC.
NUTRITIONAL HOME HEALTH                 HHCA TEXAS HOLDINGS, INC.
SERVICES, INC.                          HHCA TEXAS GP, INC.
ALL CARE HEALTH SERVICES, INC.          HHCA TEXAS HEALTH SERVICES,
ALL-CARE HOME HEALTH                    L.P., by HHCA TEXAS GP, INC.,
SERVICES, INC.                          its general partner
HOME HEALTH CORPORATION OF              HHCA TEXAS INFUSION SERVICES,
AMERICA, INC./FT. PIERCE HOME           L.P., by HHCA TEXAS GP, INC.,
HEALTH SERVICES                         its general partner
HHCD, INC.                              HHCA TEXAS PRIVATE NURSING
HHCDME, INC.                            SERVICES, L.P., by HHCA TEXAS GP, INC.,
PROFESSIONAL HOME HEALTH                its general partner
SERVICES, INC.                          HHCA TEXAS MEDICAL EQUIPMENT,
HOME HEALTH CORPORATION OF              L.P., by HHCA TEXAS GP, INC.,
AMERICA, INC. - TAMPA                   its general partner
HOME HEALTH CORPORATION OF              R.S.D. MANAGEMENT, INC.
AMERICA, INC. - TAMPA                   NURSING SERVICES HOME CARE,
DIAGNOSTIC SERVICES                     INC.
HOME HEALTH CORPORATION OF              NURSING SERVICES HOME CARE,
AMERICA, INC. - PINELLAS                LTD.
HOME HEALTH CORPORATION OF              NURSING SERVICES STAFFING OF
AMERICA, INC. - ST. PETERSBURG          N.H., INC.
(continued in next column)              NURSING SERVICES, INC.
                                        NAHATAN DRUG, INC.


By:  /s/ Fred J. Nicholas               By:  /s/ Bruce J. Feldman
   ---------------------------------       ---------------------------------
   Name:  Fred J. Nicholas              Name:  Bruce Feldman
   Title: Chief Operating Officer       Title: President